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                                                              EXHIBIT 99.906CERT

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section
1350), the undersigned officers of American Income Fund, Inc. (the "Fund") do hereby certify, to the best of each such officer's knowledge, that:

1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Fund.

By:    /s/ Thomas S. Schreier, Jr.
       ----------------------------
       Thomas S. Schreier, Jr.
       President

Date: July 8, 2004

By:    /s/ Joseph M. Ulrey III
       ----------------------------
       Joseph M. Ulrey III
       Treasurer

Date: July 8, 2004